Filed pursuant to Rule 424(b)(3)
                                      Registration No. 333-59355

Prospectus Supplement No. 2
(To Prospectus Dated August 10, 1998)

                                $1,012,198,000
                              XEROX CORPORATION
                 CONVERTIBLE SUBORDINATED DEBENTURES DUE 2018

The information contained under the heading "Selling Security Holders" in the Prospectus dated August 10, 1998 relating to $1,012,198,000 aggregate principal amount at maturity of Convertible Subordinated Debentures due 2018 of Xerox Corporation (the "Company"), and such indeterminate number of shares of Common Stock, par value $1.00 per share, of the Company as may be issuable upon the conversion of the Debentures, that may be offered and sold from time to time by the several holders thereof (the "Selling Holders") is hereby supplemented by adding thereto the following additional Selling Holders:

                                                       PRINCIPAL AMOUNT AT
                                                     MATURITY OF DEBENTURES
                                                     BENEFICIALLY OWNED AND
NAME OF SELLING HOLDER                             THAT MAY BE OFFERED HEREBY
----------------------                             --------------------------
                                                        (In U.S. Dollars)

Blue Cross Washington & Alaska . . . . . . . . . .          1,500,000
MSC Life . . . . . . . . . . . . . . . . . . . . .             65,000
Weyerhaeuser Company Master Retirement Trust
   Convertible Arbitrage . . . . . . . . . . . . .          5,000,000

The date of this Prospectus Supplement is August 18, 1998.